UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2016

MISONIX, INC.

(Exact name of Registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	1-10986 (Commission File Number)	11-2148932 (I.R.S. Employer Identification No.)

1938 New Highway, Farmingdale, New York 11735

(Address of principal executive offices, including zip code)

(631) 694-9555

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On November 10, 2016, MISONIX, INC. (the “Company”) received a deficiency letter from The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company, as a result of not filing its Quarterly Report on Form 10-Q (the “10-Q”) by November 9, 2016 and disclosing that the Company will not be able to file the 10-Q within the five-day extension period provided in Rule 12b-25(b) under the Securities Exchange Act of 1934, as amended, together with its prior and ongoing failure to timely file its Annual Report on Form 10-K, was not in compliance with Listing Rule 5250(c)(1) of the Nasdaq Listing Rules (the “Rules”) for continued listing.

Under the Rules, the Company had until November 14, 2016 to submit a plan to Nasdaq to regain compliance and if Nasdaq accepts such plan, Nasdaq can grant an exception until March 13, 2017 to regain compliance. If Nasdaq does not accept the Company’s plan, the Company has the opportunity to appeal such decision to a Nasdaq Hearings Panel. The Company submitted a plan to regain compliance to Nasdaq on November 14, 2016.

At this time, this notification has no effect on the listing of the Company’s common stock on The Nasdaq Global Market.

The Company issued a press release on November 15, 2016 with respect to the foregoing which is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(d)        Exhibits

Exhibit No.	Description of Exhibit

99.1	Press Release dated November 15, 2016

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MISONIX, INC.

Date: November 15, 2016	By:	/s/ Joseph Dwyer
Joseph Dwyer
Interim Chief Financial Officer

3